Exhibit 23(j)(iii)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated August 24, 2007, relating to the financial statements and financial highlights which appears in the June 30, 2007 Annual Report to Shareholders of SA U.S. Fixed Income Fund, SA Global Fixed Income Fund (formerly known as SA Fixed Income Fund), SA U.S. Market Fund, SA U.S. Value Fund (formerly known as SA HBtM Fund), SA U.S. Small Company Fund, SA International Small Company Fund, SA International Value Fund (formerly known as SA International HBtM Fund), SA Emerging Markets Fund, and SA Real Estate Securities Fund (constituting SA Funds - Investment Trust), which is also incorporated by reference into the Registration Statement.  We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm” and “Financial Statements” in such Registration Statement.

PricewaterhouseCoopers, LLP

San Francisco, California

October 26, 2007